                                                          FOR IMMEDIATE RELEASE:
                                                                  March 30, 2005

                                                                 PRESS CONTACTS:
                                                                     Jane Gideon
                                                          Incendio International
                                                             Tel: 1-415-682-9292
                                                             jane@incendiopr.com


        ACTIVANT SOLUTIONS COMPLETES ACQUISITION OF SPEEDWARE CORPORATION

       ACQUISITION SOLIDIFIES COMPANY AS A PREMIERE TECHNOLOGY PROVIDER TO
                              VERTICAL INDUSTRIES

AUSTIN, TEXAS, MARCH 30, 2005 - Activant Solutions Inc.(TM), a leading provider of vertical ERP solutions, today announced that the company has completed its tender offer (take over bid) to acquire the outstanding common shares of Speedware Corporation Inc. (TSX: SPW). 35,338,465 Speedware common shares (including those subject to notices of guaranteed delivery), representing approximately 96% of its outstanding common shares, were tendered and not withdrawn pursuant to the offer. Activant has accepted for payment all validly tendered shares.

This acquisition of a leading vendor of vertical market-focused enterprise software solutions solidifies Activant's position as a premier provider of vertical ERP solutions to the lumber and building materials, wholesale distribution, hardware and home center, and automotive aftermarket segments. The acquisition will take effect today, and Activant is moving forward with the integration of the two companies

"This acquisition is an important step in Activant's growth and expansion in the vertical ERP market," said Larry Jones, CEO of Activant. "The combined company will give our customers a more comprehensive technology suite and deep vertical expertise that is unrivaled in the industry."

Activant/Speedware                                                             2


"Many small and mid-size manufacturers, distributors and retailers are thinking about replacing their business systems. Today, they use off-the-shelf accounting software, outdated legacy systems, and many spreadsheets to manage their businesses. These companies realize that in order to grow and be profitable, they need applications designed for their industry, easy-to-use interfaces, updated architecture, and extended functionality that goes beyond core Enterprise Resource Planning (ERP)." AMR Research, Midmarket ERP Vendor
Landscape: Discrete Industries, Thursday, January 20, 2005, Bob Locke, Joyce Moncrief, Judy Sweeney, Jim Shepherd.

Speedware's customer base and technology platforms will materially enhance Activant's ability to meet the customer demands in its vertical segments. Speedware's Prelude platforms combined with Activant's Eagle for Distribution product make Activant one of the leading providers in the wholesale distribution segment. With Speedware's Enterprise Computing Systems, Activant strengthens its product and service offerings in the lumber and building materials segment. Activant is already the leading technology provider in the automotive aftermarket and the hardware and home center segments. In addition, Speedware's Open ERP group brings new technology and manufacturing expertise, and Speedware Ltd will become Activant's Productivity Tools Group focusing on business intelligence and migration solutions.

The current Activant senior executive team will continue to run the combined business, and the company does not anticipate any office closings as a result of the integration process.

Activant, through a wholly-owned subsidiary, will now exercise its statutory rights under the Canada Business Corporations Act to compulsorily acquire the remaining Speedware common shares that have not been deposited to the offer. It is anticipated that this compulsory acquisition will be completed on or before April 6, 2005, at which time Activant would become the owner of all outstanding shares of Speedware's common stock. Following the compulsory acquisition, Activant will apply to de-list the Speedware common shares from the Toronto Stock Exchange.

Activant/Speedware                                                             3



ABOUT ACTIVANT SOLUTIONS
Activant Solutions Inc. ("Activant") is a leading technology provider of vertical ERP solutions servicing the automotive aftermarket, hardware and home center, wholesale trade, and lumber and building materials industry segments. Over 20,000 wholesale, retail and manufacturing customer locations use Activant to help drive new levels of business performance. With proven experience and success, Activant is fast becoming an industry standard for companies seeking competitive advantage through stronger customer integration. The company's solutions include advanced software, professional services, content, supply chain connectivity, and analytics. Headquartered in Austin, Texas, Activant has operations in California, Colorado, Canada, France, Ireland and the United Kingdom. The principal office of Activant is located at 804 Las Cimas Parkway, Austin, Texas 78746. For more information, please visit www.activant.com. If you want a copy of the report filed with the Canadian securities regulatory authorities relating to the acquisition of Speedware common shares, please contact Richard Rew II, Secretary of Activant at 512-278-5338.


                                      # # #


The statements contained in this document which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements as to industry trends, future products or services, and products or service line growth or performance. Investors are cautioned that forward-looking statements are inherently uncertain and subject to risks. Actual results may differ materially from the future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include but are not limited to unrealized market demand for our services, the ability to retain the people performing services, and those risks and uncertainties identified in Activant's most recent Annual Report on Form 10-K which has been filed with the United States Securities and Exchange Commission. Activant assumes no duty to update information contained in this document at any time.